UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/13/2007

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 1, 2007, Robert J. Jackson will become Senior Vice President, Chief Accounting Officer of Scholastic Corporation (the "Company"), reporting to Maureen O' Connell, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company. Effective upon Mr. Jackson's joining the Company, Ms. O'Connell's duties will no longer include those of Chief Accounting Officer.

        Prior to joining the Company, Mr. Jackson, 52, served as Senior Vice President and Chief Financial Officer (2006-2007) and Vice President-Finance (2005) of Marcal Paper Mills, Inc., a manufacturer and marketer of paper towels, napkins, and tissues. Prior thereto, Mr. Jackson was Group President, Reference and Periodicals Group, for WRC Media Inc., a publisher of learning and reference materials for classrooms including Weekly Reader (2002-2004).

        There are no family relationships among Mr. Jackson and any directors or officers of the Company.

        There have been no transactions nor are there any proposed transactions between the Company and Mr. Jackson that would require disclosure pursuant to Item 404(a) of Regulation S-K.

        Under the terms of his employment, Mr. Jackson has been guaranteed a portion of his first year bonus opportunity and will be recommended to the Company's Board of Directors for a grant of options covering 10,000 shares of Common Stock of the Company during 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: July 13, 2007	By:	/s/ Devereux Chatillon
Devereux Chatillon
Senior Vice President, General Counsel and Secretary